EXHIBIT (o)(1)(d)

MULTIPLE CLASS PLAN

Pursuant to Rule 18f-3

SCHEDULE A

PF AIM Blue Chip Fund

PF AIM Aggressive Growth Fund

PF Goldman Sachs Short Duration Bond Fund

PF INVESCO Health Sciences Fund

PF INVESCO Technology Fund

PF Janus Growth LT Fund

PF Lazard International Value Fund

PF MFS International Large-Cap Fund (formerly called Global Growth)

PF PIMCO Inflation Managed Fund

PF PIMCO Managed Bond Fund

PF Pacific Life Money Market Fund

PF Putnam Equity Income Fund

PF Salomon Brothers Large-Cap Value Fund

PF Van Kampen Comstock Fund (formerly called Strategic Value)

PF Van Kampen Mid-Cap Growth Fund

PF Portfolio Optimization Model A Fund

PF Portfolio Optimization Model B Fund

PF Portfolio Optimization Model C Fund

PF Portfolio Optimization Model D Fund

PF Portfolio Optimization Model E Fund

Effective: December 31, 2003

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS

By:
Name:
Title:

PACIFIC LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title: